Exhibit 1.1

Mercury Systems, Inc.

6,000,000 Shares

Common Stock

($0.01 par value)

plus an option to purchase from the Company

up to 900,000 shares of Common Stock

Underwriting Agreement

New York, New York

May 22, 2019

CITIGROUP GLOBAL MARKETS INC.

GOLDMAN SACHS & CO. LLC

J.P. MORGAN SECURITIES LLC

As Representatives of the

several Underwriters named in

Schedule II hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Mercury Systems, Inc., a corporation organized under the laws of Massachusetts (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of common stock, $0.01 par value (“Common Stock”), of the Company set forth in Schedule I hereto (the “Securities”) (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I hereto (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus (each as defined herein) shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act (as defined herein) on or before the Effective Date (as defined herein) of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus (each as defined herein) shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 22 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole, and (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the registration fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1)(i) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(g) The interactive data in the eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) Except as otherwise disclosed in the Registration Statement and the Disclosure Package, subsequent to the respective dates as of which information is given in the Registration Statement and the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or other equity interests or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock or other equity interests.

(i) Each of the Company and its subsidiaries has been duly incorporated or duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or other organizational power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the ability of the Company to consummate the sale of the Securities provided for herein.

(j) The Company has an authorized capitalization as set forth in each of the Disclosure Package and the Final Prospectus under the “Actual” Column in the section entitled “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued and, where applicable, are fully paid and nonassessable, and, except as otherwise set forth or incorporated by reference in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, subject to any lien created by the Company’s existing revolving credit facility.

(k) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements in the Annual Report on Form 10-K for the year ended June 30, 2018, under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(n) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(o) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or other organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

(p) The Securities have been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly and validly issued and will be fully paid and non-assessable and conform to descriptions thereof in the Disclosure Package and the Final Prospectus; and the issuance of the Securities is not subject to any statutory, preemptive or other similar contractual rights to subscribe for the Securities.

(q) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Historical Financial Data of the Company” in the Preliminary Prospectus, the Final Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

(r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Change whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(s) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(t) Neither the Company nor any of its subsidiaries, as applicable, is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except for any violations that individually or in the aggregate would not reasonably be expected to result in a Material Adverse Change.

(u) KPMG LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(v) The Company and its subsidiaries have filed all necessary material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable historical financial statements referred to in Section 1(p) above in respect of all material federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

(w) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could be reasonably expected to result in a Material Adverse Change whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(x) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary, as applicable, has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary, as applicable, has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to result in a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(y) No subsidiary of the Company, other than immaterial foreign subsidiaries, is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(z) Each of the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses except where the failure to hold any of the foregoing individually or in the aggregate would not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to result in a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable and regular intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(bb) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(cc) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(dd) Except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Company’s nor any of its subsidiaries’ facilities or operations is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, asbestos, asbestos containing materials, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ee) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries are in compliance in all respects with ERISA except for any non-compliance that would not individually or in the aggregate reasonably be expected to result in a Material Adverse Change. Neither the Company nor any subsidiary of the Company, nor, to the Company’s knowledge, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) and Section 3(14) of ERISA, respectively) has engaged in any transactions in connection with any “employee benefit plan” that could reasonably be expected to result in the imposition of a material penalty pursuant to Section 502 of ERISA, material damages pursuant to Section 409 of ERISA or a material tax pursuant to Section 4975 of the Code. Except as would not reasonable be expected to result in a Material Adverse Change: (i) no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their “ERISA Affiliates” (as defined below), if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (ii) neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (2) Sections 412, 4971, 4975 or 4980B of the Code; and (iii) each “employee benefit plan” established or maintained by the Company or its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to result in the loss of such qualification. Neither the Company nor any of its subsidiaries is (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any employee benefit plan, plan or account under Section 3(42) of ERISA, 29 C.F.R. Section 2510.3-101, or otherwise for purposes of Title I of ERISA or Section 4975 of the Code. For purposes of this Section 1(ff), “ERISA Affiliate” means any organization which, together with the Company or any subsidiary of the Company, would be treated as a “single employer” within the meaning of Section 414(b) or (c) of the Code and, for purposes of Section 302 of ERISA and/or Section 412, 4971, 4977 and/or each “applicable section” under Section 414(t)(2) of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(ff) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(gg) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, agents, employees or affiliates or any of their respective subsidiaries (in connection with the Company or its subsidiaries) is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ii) None of the Company or any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries (in connection with the Company or its subsidiaries) is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and the Crimean region of the Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as Underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now engaged in and will not knowingly engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(jj) The Company and its subsidiaries own or possess rights to use, or can acquire on reasonable terms all rights to use, all trademarks, trade names, patents, copyrights, domain names, trade secrets, rights in software, data and databases, and other similar proprietary rights (collectively, “Intellectual Property Rights”) that are reasonably necessary to conduct their businesses as now conducted, except where the failure to own or possess such rights would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries is infringing or otherwise violating the Intellectual Property Rights of others nor have they received any written notice alleging the same, except for infringements or violations as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change. None of the Company or any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Time of Sale Prospectus and the Prospectus and are not described therein. None of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries, with respect to their businesses as now conducted, in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of its or its subsidiaries’ officers, directors or employees, or otherwise in violation of the Intellectual Property Rights of any persons, except, in each case, for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(kk) (i) (x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data, (ii) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Change, and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries (in connection with the Company or its subsidiaries) has violated applicable export control laws and regulations, except for such violations as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Change, including without limitation the Arms Export Control Act, the International Traffic in Arms Regulations, the U.S. Export Administration Act of 1979, as amended, the U.S. International Emergency Economic Powers Act, and the Export Administration Regulations, and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any governmental authority under any applicable export control laws and regulations. Each of the Company and its subsidiaries have obtained all of the specific authorizations required by the U.S. Department of State’s Directorate of Defense Trade Controls and the U.S. Department of Commerce’s Bureau of Industry and Security, as applicable, to authorize the provision of services and technical data to non-U.S. persons or the export, re-export, or transfer of commodities, software, or technical data, except where the absence of such authorizations would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Change.

(mm) The Company has no reason to believe that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Change.

(nn) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Disclosure Package and Final Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo) On and immediately after the Closing Date, the Company (after giving effect to the issuance and sale of the Securities, and the other transactions related thereto as described in each of the Disclosure Package and the Final Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Disclosure Package and the Final Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that would result in a judgment that such entity is or would become unable to satisfy.

(pp) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

(qq) The statistical, demographic and market-related data included in the Registration Statement, the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(rr) Other than as contemplated hereby, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(ss) The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company, through the facilities of DTC, will deliver the Option Securities (at the expense of the Company) to the Representatives, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, in cooperation with the Underwriters, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto, any “road show” that is a written communication within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan or other equity incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp, issuance, transfer or similar taxes in connection with the original issuance and sale of the Securities to the Underwriters or the resale of the Securities by the Underwriters; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Global Select Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings in an amount not to exceed $15,000); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Representatives shall have received on the Closing Date the opinion of Morgan Lewis & Bockius LLP, outside counsel for the Company, substantially in the form attached hereto as Annex A.

(c) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and CEO and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e) The Representatives shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” addressed to the Underwriters with respect to the financial statements and certain financial information of the Company contained in or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.

(f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition

(financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(g) The Company has paid the required Commission registration fees relating to the Securities or will pay such registration fees within the time period required by Rule 456(b)(l)(i) of the Act and otherwise in accordance with Rules 456(b) and 457(r) of the Act.

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq Global Select Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(k) At or prior to the Execution Time, the Company shall have furnished to the Representatives executed copies of “lock-up” agreements from each executive officer and director of the Company listed on Schedule IV hereto, each in the form of Exhibit A hereto.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the eighth paragraph under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the indemnified party shall have reasonably concluded that the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the indemnifying party of such request, (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations and not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq Global Select Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market shall have been suspended or limited or minimum prices shall have been established on such exchange or the Nasdaq Global Select Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: 1(646) 291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department and to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (facsimile: (212) 622-8358) ; or, if sent to the Company, will be mailed, delivered or telefaxed to (978) 256-0013 and confirmed to it at Mercury Systems, Inc., 50 Minuteman Road, Andover, Massachusetts 01810, Attention: General Counsel.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Submission to Jurisdiction. Except as set forth above, no claim, proceeding, counterclaim or other action related to or arising out of this Agreement or the transactions contemplated hereby (each, a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York, Borough of Manhattan, or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim is brought by any third party against any Underwriter or any indemnified party. The Company agrees that a final judgment in any Claim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

19. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be itnerpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Mercury Systems, Inc.

By:	/s/ Michael D. Ruppert
Name: Michael D. Ruppert
Title: Executive Vice President, Chief Financial Officer, and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in
Schedule I hereto.

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Stephen Edelman
Name: Stephen Edelman
Title: Managing Director

For itself and as a Representative of the other several Underwriters, if any, named in
Schedule II to the foregoing Agreement.

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
Name: Adam Greene
Title: Managing Director

For itself and as a Representative of the other several Underwriters, if any, named in
Schedule II to the foregoing Agreement.

Signature Page to Underwriting Agreement

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Jin Izawa
Name: Jin Izawa
Title: Vice President

For itself and as a Representative of the other several Underwriters, if any, named in
Schedule II to the foregoing Agreement.

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriting Agreement dated May 22, 2019

Registration Statement No. 333-220205

Representatives: Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC

Title, Purchase Price and Description of Securities:

Title: Common Stock

Number of Underwritten Securities to be sold by the Company: 6,000,000

Number of Option Securities to be sold by the Company: 900,000

Price per Share to Public (include accrued dividends, if any): $69.00

Price per Share to the Underwriters – total: $65.895

Closing Date, Time and Location: May 28, 2019, at 10:00 a.m. at Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005.

Type of Offering: Non-Delayed

Date referred to in Section 5(h) after which the Company may offer or sell securities issued by the Company without the consent of the Representatives: August 20, 2019.

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	1,620,000
Goldman Sachs & Co. LLC	1,410,000
J.P. Morgan Securities LLC	1,410,000
SunTrust Robinson Humphrey, Inc.	540,000
Robert W. Baird & Co. Incorporated	420,000
William Blair & Company, L.L.C.	420,000
Canaccord Genuity LLC	180,000

Total	6,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE IV

Executive Officers – Mark Aslett, Didier M.C. Thibaud, Michael Ruppert, Christopher C. Cambria

Directors –	Mark Aslett, James K. Bass, Michael A. Daniels, Lisa S. Disbrow, Mary Louise Krakauer, Barry R. Nearhos, William K. O’Brien and Vincent Vitto

EXHIBIT A

[Letterhead of officer, director or major stockholder

of Mercury Systems, Inc.]

Mercury Systems, Inc.

Public Offering of Common Stock

[        ], 2019

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Mercury Systems, Inc., a Massachusetts corporation (the “Company”), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Public Offering”) of Common Stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (the “Representatives”), offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of the Underwriting Agreement, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts, (B) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for the purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (C) distributions of shares of Common Stock to members or stockholders of the undersigned, (D) transfers of shares of Common Stock pursuant to a will or other testamentary document or applicable laws of descent; provided that in the case of any such transfer or distribution in (A) – (D), each donee, distributee or transferee shall execute and deliver to the Representatives a lock-up letter in the form of this letter and provided, further, that in the case of any such transfer or distribution, no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above), (E) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent transfers of Common Stock or other securities acquired in such open market transactions, (F) exercises of any options to purchase Common Stock that have been granted by the Company prior to the date hereof, provided that (i) the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter and (ii) any filing made under Section 16(a) of the Exchange Act with respect to such exercise during the 90-day restricted period shall specify that such filing relates only to the exercise of options to purchase shares of Common Stock, (G) in sales made pursuant to those certain plans adopted by the undersigned pursuant to Rule 10b5-1 (the “10b5-1 Plans”) under the Exchange Act in accordance with the terms of such 10b5-1 Plans in existence as of the date hereof without any further amendment or modification, but only to the extent that any filing made pursuant to Section 16(a) under the Exchange Act reporting any such sale made pursuant to this exception shall indicate that the sale was made pursuant to the 10b5-1 Plans, (H) the establishment of a 10b5-1 Plan for the transfer of shares of Common Stock, provided that (x) such plan does not provide for the transfer of Common Stock during the 90-day restricted period and (y) no public announcement or filing under the Exchange Act regarding the establishment of such trading plan shall be required or voluntarily made on behalf of the undersigned or the Company during the 90-day restricted period, and (I) transfers of shares of Common Stock to the Company for the purpose of satisfying tax withholding obligations of the Company that are incurred upon the vesting of any currently outstanding restricted stock units or restricted stock grants of Common Stock or other incentive shares, unit or equity security grants pursuant to currently existing incentive plans in favor of the undersigned, provided that any filing made under Section 16(a) of the Exchange Act with respect to such transfer shall specify that such transfer was made on a “cashless” or “net exercise” basis or to cover such tax withholding obligations of the undersigned.

The undersigned hereby acknowledges that the Company will agree in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]

ANNEX A

May 28, 2019

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

We have acted as counsel to Mercury Systems, Inc., a Massachusetts corporation (the “Company”), in connection with the issuance and sale by the Company of 6,000,000 shares (the “Firm Shares”) of common stock, par value $.01 per share, of the Company (the “Common Stock”) pursuant to the Underwriting Agreement, dated May 22, 2019 (the “Underwriting Agreement”), by and among the Company and you, as representatives of the several underwriters named on Schedule A hereto (the “Underwriters”), including an option to purchase an additional 900,000 shares of Common Stock to cover over-allotments that have been exercised by the Underwriters. This opinion is being furnished to you pursuant to Section 6(b) of the Underwriting Agreement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Underwriting Agreement.

We have examined such documents as we have considered necessary for purposes of rendering our opinions set forth in this letter, including the following:

(i)

the registration statement on Form S-3ASR (File No. 333-220205 filed with the Securities and Exchange Commission (the “Commission”) on August 28, 2017, pursuant to the Securities Act of 1933, as amended (the “Securities Act”)) (such registration statement as of the time it was declared effective and including any document incorporated by reference therein and all information deemed to be a part of such registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, that in any case has not been superseded or modified, the “Registration Statement”);

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

May 28, 2019

(ii)	the final prospectus supplement dated as of May 22, 2019 and filed with the Commission on May 23, 2019 pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”);

(iii)	the preliminary prospectus supplement dated as of May 20, 2019 and filed with the Commission on May 20, 2019 pursuant to Rule 424(b) under the Securities Act (the “Preliminary Prospectus Supplement”);

(iv)	the base prospectus dated as of August 28, 2017 (the “Base Prospectus” and, together with the Preliminary Prospectus Supplement, the “Disclosure Package”);

(v)	the Underwriting Agreement;

(vi)	the Articles of Organization of the Company as in effect on the date hereof as certified by the Secretary of the Commonwealth of Massachusetts (the “Charter”);

(vii)	the By-laws of the Company as in effect on the date hereof as certified by the Senior Vice President, General Counsel and Secretary of the Company (the “By-laws”);

(viii)	copies certified by the Executive Vice President, General Counsel and Secretary of the Company of certain resolutions adopted by the Board of Directors of the Company;

(ix)	the investment act certificate of the Executive Vice President, Chief Financial Officer and Treasurer of the Company (the “Investment Act Certificate”); and

(x)	those certificates of certain public officials attached hereto as Exhibit 1.

We have examined the documents listed in the preceding paragraph and such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

May 28, 2019

In all such examinations, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal capacity and competence of each individual executing any document.

For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, including the Massachusetts Business Corporation Act, Chapter 156D of the Massachusetts General Laws (“MBCA”), as applied by courts located in Massachusetts (“Massachusetts Law”), the internal substantive laws of the State of New York as applied by courts located in New York (“New York Law”), the internal substantive laws of the State of California, the Federal laws of the United States of America (except for Federal, state and local tax, antitrust, national security, anti-money laundering, utilities and securities laws, as to which we express no opinion in this letter except to the limited extent set forth in paragraph 10 below, with respect to federal income tax laws, and paragraphs 6 through 9 and 11 below, with respect to securities laws), and we express no opinion as to the laws of any other jurisdiction. We have not conducted any special review of statutes, rules or regulations for purposes of this opinion, and our opinions are limited to such laws, rules and regulations as in our experience are normally applicable to the Company and transactions of the type contemplated by the Underwriting Agreement.

Our opinion in paragraph 10 below relating to the statements in the Disclosure Package and the Final Prospectus under the heading “Material U.S. Federal Income Tax Considerations to Non-U.S. Holders” is limited solely to the federal income tax laws of the United States, does not cover matters arising under the laws of any other jurisdiction, and is based on our analysis of the current provisions of the Internal Revenue Code of 1986, as amended, existing case law, existing Treasury Regulations, and existing published revenue rulings and procedures of the Internal Revenue Service that are in effect as of the date hereof, all of which are subject to change and new interpretation, both prospectively and retroactively. Any such changes or new interpretations, as well as changes in the facts as they are reflected in the Disclosure Package and the Final Prospectus, could affect our analysis and conclusions, and we assume no obligation to update our opinion to reflect any facts or circumstances that hereafter may come to our attention or any changes in the law that hereafter may occur.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

May 28, 2019

Our opinion is further subject to the following exceptions, qualifications and assumptions all of which we understand to be acceptable to you.

(a)

As to all matters of fact in this opinion (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon (i) the representations and warranties of the Company set forth in the Underwriting Agreement and (ii) certificates contemporaneously delivered to us by officers of the Company, and we have assumed, without independent inquiry, the accuracy of those representations, warranties and certificates.

(b)

As to any opinion set forth below relating to the incorporation, existence, qualification or standing of the Company or its subsidiary identified on Schedule II hereto (the “Domestic Subsidiaries”) in any jurisdiction, such opinion relies entirely on and is limited by, those certificates of public officials attached hereto as Exhibit 1.

(c)

When any opinion set forth below is given to our knowledge, or to the best of our knowledge, or with reference to matters of which we are aware or which are known to us, or with a similar qualification, that knowledge is limited to the actual knowledge of the individual lawyers in this firm who have participated directly and substantively in the specific transactions to which this opinion relates, after consultation with those other lawyers in this firm who are rendering legal services to the Company on behalf of this firm, and without any special or additional investigation undertaken for the purposes of this opinion.

(d)

We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware after the date hereof.

(e)	In rendering the opinion in paragraph 5 below we express no opinion as to noncontravention of financial covenants or other provisions requiring financial calculations or determinations.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

May 28, 2019

Based upon the foregoing, we are of the opinion that:

1.

The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts, and has the corporate power and authority necessary to execute and deliver the Underwriting Agreement, consummate the issuance and sale of the Firm Shares and to own or lease its property, as the case may be, and to conduct the business in which it is engaged as described in the Final Prospectus and the Disclosure Package. The Domestic Subsidiaries are validly existing as a corporation under the laws of its jurisdiction of organization (as identified on Schedule II). Each of the Company and the Domestic Subsidiaries are qualified to do business as a foreign corporation in the jurisdictions identified in Schedule II.

2.

The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained under the caption “Description of Common Stock” of the Base Prospectus included in the Disclosure Package. The form of certificate used to evidence the Firm Shares complies with all applicable requirements of the Charter and By-laws and the MBCA.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.

The Firm Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance and sale by the Company of the Firm Shares to the Underwriters is not subject to any preemptive or similar rights under the MBCA, the Charter or the By-laws, or any document filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018 filed with the Commission on August 16, 2018 (the “Form 10-K”).

5.

The execution and delivery by the Company of, and the performance by the Company of its obligations (including the issuance of the Firm Shares) under, the Underwriting Agreement, will not, (a) violate any Federal statute, rule or regulation or Massachusetts Law or New York Law applicable to the Company, or any existing provision of the Charter or By-laws, (b) result in a

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

May 28, 2019

breach of or constitute a default under, or give rise to a right of termination by any party to, any of the agreements filed as an exhibit to the Form 10-K, (c) result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to any of the agreements filed as an exhibit to the Form 10-K, or (d) violate any judgment, order or decree known to us of any Federal, Massachusetts or New York State court, binding on the Company; and no consent, approval, authorization, license, registration or order of, or qualification or filing with, any court or other governmental body or agency is required by the Company for the due execution and delivery by the Company of the Underwriting Agreement and the issuance and sale by the Company of the Firm Shares, except for those that have been made and any consents, approvals, authorizations, licenses, registrations, orders, qualifications or filings as may be required under state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority, Inc., and the notice of issuance provided to the Nasdaq Stock Market in connection with the listing of the Firm Shares.

6.

The Company is not, and immediately after consummation of the transactions, including the application of the proceeds therefrom, contemplated by the Final Prospectus and the Disclosure Package as described under the caption “Use of Proceeds” and the Investment Act Certificate, on the date hereof will not be, required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

7.

We inform you that the Registration Statement became effective under the Securities Act on August 28, 2017, and, based solely on our review of the Commission’s “Stop Orders” web page (http://sec.gov/litigation/stoporders.shtml), that no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

May 28, 2019

8.

The Registration Statement, as of the most recent date it was deemed to be declared effective by the Commission with respect to the Securities, and the Final Prospectus (except for any financial statements, the notes thereto and the related schedules and other financial and accounting information, and assessments of, or reports on, the effectiveness of internal controls over financial reporting, included therein or omitted therefrom, as to which we express no opinion), as of its date and as of the date hereof, complied as to form in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder.

9.

The statements included in (A) the Disclosure Package and the Final Prospectus under the caption “Description of Common Stock,” (B) the Final Prospectus and the Disclosure Package under the caption “Underwriting,” and (C) the Disclosure Package and the Final Prospectus under the caption “Capitalization,” in each case insofar as such statements purport to summarize certain legal matters or documents referred to therein, are correct in all material respects.

10.

The statements included in the Final Prospectus and the Disclosure Package under the captions “Material U.S. Federal Income Tax Considerations to Non-U.S. Holders,” insofar as such statements constitute summaries of matters of United States federal income tax law, are accurate in all material respects.

11.

The documents filed by the Company under the Exchange Act incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package (except for any financial statements, the notes thereto and the related schedules and other financial and accounting information, and assessments of, or reports on, the effectiveness of internal controls over financial reporting, included therein or omitted therefrom, as to which we express no opinion) identified on Schedule III hereto, when they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulation thereunder.

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Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

May 28, 2019

This opinion is dated as of May 28, 2019. This opinion has been delivered solely for your use in connection with the transactions contemplated by the Underwriting Agreement and may not be referred to or used for any other purpose, or delivered to, or relied upon, by any other person other than the Underwriters (at the request of the Company), except with our prior written consent; provided, that this paragraph shall not impose any limitation on your ability to disclose the tax treatment or tax structure of the transaction that is the subject of this opinion.

Very truly yours,

MORGAN, LEWIS & BOCKIUS LLP

Schedule A

Citigroup Global Markets Inc.

Goldman Sachs & Co. LLC

J.P. Morgan Securities LLC

SunTrust Robinson Humphrey, Inc.

Robert W. Baird & Co. Incorporated

William Blair & Company, L.L.C.

Canaccord Genuity LLC

Schedule II

Domestic Subsidiaries

Name	Jurisdiction of Organization	Foreign Qualification(s)
Mercury Defense Systems, Inc.	California	Alabama, Massachusetts, Ohio, Pennsylvania, Texas, Virginia, Arizona and Georgia.

Mercury Systems - Trusted Mission Solutions, Inc.	California	Virginia

Mercury Mission Systems, LLC	Delaware	Arizona and Georgia

Arxan Research, Inc.	Delaware

The Athena Group, Inc.	Florida

Syntonic Microwave LLC	California

Foreign Qualifications

The Company is qualified as a foreign corporation in Alabama, Arizona, California, Colorado, Connecticut, District of Columbia, Florida, Georgia, Idaho, Iowa, Maryland, Minnesota, New Hampshire, New Jersey, New York, North Carolina, Texas, Utah, Virginia, and Wisconsin.

Schedule III

SEC Filings

1.	Annual Report on Form 10-K for the year ended June 30, 2018, filed with the SEC on August 16, 2018;

2.	Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 8, 2018;

3.	Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on February 7, 2019;

4.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019;

5.	Portions of the Company’s Proxy Statement filed with the SEC on September 7, 2018 that have been incorporated by reference into the Company’s Annual Report on Form 10-K;

6.	Current Reports on Form 8-K filed October 1, 2018, October 29, 2018, November 27, 2018, January 24, 2019, February 13, 2019, and April 30, 2019 (Item 7.01 only); and

7.

The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A, which was filed on January 7, 1998, as updated by the Form 8-A/A filed with the SEC on June 30, 2015.

Exhibit 1

Certificates of Public Officials